Exhibit 99.1

About Our Company

- DAXOR Corporation developed and markets the BVA-100® (Blood Volume Analyzer) the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to pateint-specifc norms in a broad range of medical conditions.
- This instrument is used in conjunction with Daxor's Volumex®, a single-use radiopharmaceutical diagnostic injection and collection kit using 131I labeled albumin.
- Daxor owns and operates the Daxor Oak Ridge Operations (DORO) facility in Oak Ridge, Tennessee, which manufactures, tests, and develops next-generation models of the BVA-100.

About Michael Feldschuh: President and Chief Executive Officer

- Joined Daxor Board of Directors in 2013 and was appointed EVP in 2014, became President and CEO 23016. Leads finance, patent, regulatory affairs, operations, manufacturing, and investor relations along with management of day-to-day corporate affairs. Over 20 years of experience in quantitative asset management, most recently as the founder of his own firm, Aristarc Partners. Prior to that Michael held the position of Managing Director and Portfolio Manager at Morgan Stanley Investment Management, with earlier roles at Millennium Partners and began his career as a Portfolio Manager with D.E. Shaw & Co. Michael received his B.A. in premed studies from Columbia University in 1991.

NYSE AMERICAN DXR

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DAXOR
THE BLOOD VOLUME COMPANY™

Blood Volume Analysis and COVID-19

BVA Optimizes Resuscitation in Patients with Respiratory Distress, Sepsis/Septic Shock, ARDS

- **Reduce ICU Mortality** – The BVA-100 test has been shown in a prospective randomized control trial to reduce ICU mortality by as much as 66%.
- **Provides Unique Measure of Capillary Permeability –** Capillary leak rate is shown to be predictive of ICU mortality in cohort with 70% respiratory failure.
- **Shorten Days on Ventilator** - BVA Increases Ventilator Availability by Shortening Days on Ventilator.
- **36-hour earlier treatment decisions with 44% change in treatment strategy -** Blood volume measurements allow physicians to promptly treat physiologic disturbances in both red blood cell volume and plasma volume, resulting in improved survival.
- **COVID - 19 Use & Protocol** – The company recently announced the release of a clinical protocol for fluid guidance when utilizing the BVA-100 diagnostic test for COVID-19 patients developed by leading medical experts. BVA is currently being used in hospitals to guide fluid management in Covid-19 patients.

Optimal
Blood
Volume
Cardiac
Function
Pulmonary
Function

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About Daxor Corporation

Daxor Corporation (NYSE: DXR) is an innovative medical instrumentation and biotechnology company focused on blood volume measurement. We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. The BVA technology has the potential to improve hospital performance metrics in a broad range of surgical and medical conditions including heart failure and critical care by better informing treatment strategies, resulting in significantly better patient outcomes. Our mission is to partner with clinicians to incorporate BVA technology into standard clinical practice and improve the quality of life for patients. For more information please visit our website at Daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro Sr. Managing

Partner,CORE IR 516-222-2560

brets@coreir.com